General Motors Company June 5, 2014 Exhibit 99.1

Forward-Looking Statements In this presentation and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “projected,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s International Operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation, government investigations, and compensation program, including those related to our recent recalls; our ability to remain competitive in Korea and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC. 1

Anton Valukas Investigation Summary 2 • Report is extremely thorough, brutally tough and deeply troubling • Conducted more than 350 interviews and reviewed over 41 million documents • Report highlights a company that operated in silos; individuals seemingly looking for reasons not to act, instead of finding ways to protect our customers • 15 individuals determined to have acted inappropriately are no longer with the company; disciplinary actions have been taken against 5 others • Report makes a series of recommendations in eight major areas – Company committed to act on all recommendations – In each of the major areas, we have already taken action

GM Actions 3 • Created new position of Vice President Global Vehicle Safety • Added 35 safety investigators… more than doubled resources • Launched an employee “Speak Up for Safety” program • Created new Global Product Integrity organization • Senior management to be at the center of restructured recall decision making process

GM Recalls 4 • Our work to ensure customer safety and redoubled efforts have resulted in increased recalls • Redoubled efforts expected to be substantially completed by end of Q2 – Additional recall-related charges possible in Q2, that could be material, but unknown until we have completed our work • Expecting new rate of recall campaign costs by second half of this year and beyond – likely higher, but not materially so, compared to prior years

Compensation Program 5 • GM intends to implement compensation program for ignition switch recall – Simply the right thing to do • Kenneth Feinberg to serve as independent program administrator – Highly regarded expert in this area • Program to include: – ~ 1.6 million 2003-2007 MY recalled vehicles manufactured with an ignition switch defect – ~ 1.0 million 2008-2011 MY recalled vehicles that may have been repaired with a recalled ignition switch • Guidelines from administrator expected to be finalized in the coming weeks • Expect to begin accepting claims August 1, 2014

GM Business Update 6 • GMNA – Appears no meaningful impact on sales due to ignition switch recalls – U.S. average transaction prices (ATP) at record prices • Up ~$2,700/unit CYTD vs. prior year * – Continue to expect U.S. light vehicle industry outlook of 16.0-16.5 million • GMIO – China… focused on staying ahead of industry growth • Anticipate introducing 19 new and refreshed vehicles in 2014 – New products expected to drive improved results over time in the Middle East and in Asia outside of China * Source: J.D. Power PIN thru May 25th

GM Business Update (continued) 7 • GMSA – Expect weaker performance vs. prior year primarily due to challenges in Venezuela, but core underlying performance is improving • GME – Economic situation in Western Europe continues to improve; plan to introduce 27 new Opel models & 17 engines 2014 through 2018 – Anticipate to return to profitability by mid-decade – Targeting European market share of 8% and 5% EBIT-Adj. margin by 2022

GM Business Update (continued) 8 • GM Financial – Origination volume on plan for year • GMF’s share of GM’s financing activity increasing – Credit performance remains favorable – Access to capital markets remains robust • Total GM – Expect EBIT-Adj., excluding recalls, in the second half of the year will be greater than the first half – GM currently believes it is on, or ahead of, previously disclosed plan to deliver modestly improved 2014 EBIT-Adj. on a year-over-year basis, excluding the effect of recalls